SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                               September 29, 1998

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                             THERMORETEC CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-12636                        59-3203761
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)


Damonmill Square
9 Pond Lane, Suite 5A
Concord, Massachusetts                                           01742-2851
 (Address of principal executive offices)                        (Zip Code)


                                 (978) 371-3200
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are
set  forth  under  the  heading  "Forward-looking   Statements"  in  ThermoRetec
Corporation's  annual  report on Form 10-K for the fiscal  year  ended  April 4,
1998.  These  include  risks  and  uncertainties   relating  to:  dependence  of
ThermoRetec's businesses on environmental regulation, potential environmental and regulatory liability, intense competition, development and commercialization
of  technology,   possible   obsolescence  of  ThermoRetec's   services  due  to
technological change, risks associated with ThermoRetec's acquisition strategy, uncertainties associated with the availability of government funding, the effect of seasonal influences on ThermoRetec's performance, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On September 29, 1998, ThermoRetec Corporation ("ThermoRetec") announced that it will record a pretax restructuring charge of approximately $9 million during its second fiscal quarter, which ends October 3, 1998. The charge will be incurred as a result of ThermoRetec's decision to close two soil-recycling facilities, which are located in Richmond, California, and Greenville, South Carolina. ThermoRetec's five other soil-recycling facilities are unaffected by this action. These charges will reduce second quarter 1999 diluted earnings per share by approximately $.45. ThermoRetec estimates that these actions will result in calendar 1999 operating savings of at least $1 million.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of September, 1998.



                                          THERMORETEC CORPORATION



                                          By:/s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer